Exhibit 99

DCB FINANCIAL CORP ANNOUNCES
COST CONTROL INITIATIVES

LEWIS CENTER, Ohio, July 18 — DCB Financial Corp, (OTC Bulletin Board: DCBF), parent holding company of The Delaware County Bank & Trust Company (the “Bank”), Lewis Center, Ohio, has announced the closure of five banking-center locations, a corporate restructure and a reduction in force to improve its efficiency ratio and reduce overall operating expenses. The company expects to reduce annualized operating, salary, and benefit costs by more than $1 million annually with these initiatives.

“During the past two years, we implemented strategies to systematically reduce total assets from $715 million in September 2009 to $587 million at the end of the first quarter 2011,” said the Bank’s Interim President Thomas R. Whitney. “The ongoing review of our branch and staffing needs, coupled with the implementation of these initiatives, will help us align our required resources with the size of the corporation at the present time.”

The affected banking-center locations include Avery Road (6820 Perimeter Loop Rd., Dublin), Marysville Plaza (1055 W. Fifth St., Marysville), Ostrander (10 W. North St., Ostrander), Polaris (1942 Polaris Parkway, Columbus) and William Street (33 W. William St., Delaware). All locations will close at the end of business day Friday, October 14, 2011.

Fifteen positions were eliminated as a result of the retail closures.

The remaining branch locations will operate with a new management format. Three Regional Managers will supervise overall office operations and will manage the newly created position of “Office Manager.” In addition to the branch changes, sixteen additional Corporate Center positions were also eliminated.

The entire reorganization is expected to reduce staff size by 31 positions.

Affected employees were provided comprehensive severance packages. The affected employees will also have the option to apply for other positions within the company as they become available.

“We regret having to implement these measures, particularly the impact on the employees affected by the reduction in staff,” said Whitney. “However, we believe that these changes are necessary and in line with our strategic plan to return the company to profitability.”

Management selected the locations to be closed based upon several criteria, including the location, number of customer transactions, deposit base, profitability and growth potential.

“We understand the gravity of these changes; however, these initiatives were taken only after careful analysis and consideration and are strategically appropriate and consistent with management’s responsibility to shareholders,” noted Board Chair Vicki J. Lewis. “Our board and management team both recognize the need to reduce expenses given our business plan and economic conditions.”

Senior managers have plans prepared for all affected departments to guarantee that business operations remain uninterrupted and that the level of customer service is continued.

Business of DCB Financial Corp
DCB Financial Corp (the “Corporation”) is a financial holding company formed under the laws of the State of Ohio. The Corporation is the parent of The Delaware County Bank & Trust Company, (the “Bank”) a state-chartered commercial bank. The Bank conducts business from its main offices at 110 Riverbend Avenue in Lewis Center, Ohio, and through its 14 full-service branch offices located in Delaware County, Ohio and surrounding communities. The Bank provides customary retail and commercial banking services to its customers, including checking and savings accounts, time deposits, IRAs, safe deposit facilities, personal loans, commercial loans, real estate mortgage loans, night depository facilities and trust and personalized wealth management services. The Bank also provides cash management, bond registrar and payment services. The Bank offers data processing services to other financial institutions; however such services are not a significant part of its current operations or revenues.

Application of Critical Accounting Policies
DCB’s consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States and follow general practices within the financial services industry. The application of these principles requires management to make estimates, assumptions, and judgments that affect the amounts reported in the financial statements and accompanying notes. These estimates, assumptions, and judgments are based on information available as of the date of the financial statements; as this information changes, the financial statements could reflect different estimates, assumptions, and judgments.

The most significant accounting policies followed by the Corporation are presented in Note 1 of the audited consolidated financial statements contained in the Corporation’s 2010 Annual Report to Shareholders. These policies, along with the disclosures presented in the other financial statement notes and in this financial review, provide information on how significant assets and liabilities are valued in the financial statements and how those values are determined.

Forward-Looking Statements
Certain statements in this report constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to the financial condition and prospects, lending risks, plans for future business development and marketing activities, capital spending and financing sources, capital structure, the effects of regulation and competition, and the prospective business of both the Corporation and its wholly-owned subsidiary The Delaware County Bank & Trust Company (the “Bank”). Where used in this report, the word “anticipate,” “believe,” “estimate,” “expect,” “intend,” and similar words and expressions, as they relate to the Corporation or the Bank or their respective management, identify forward-looking statements. Such forward-looking statements reflect the current views of the Corporation and are based on information currently available to the management of the Corporation and the Bank and upon current expectations, estimates, and projections about the Corporation and its industry, management’s belief with respect thereto, and certain assumptions made by management. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to: (i) significant increases in competitive pressure in the banking and financial services industries; (ii) changes in the interest rate environment which could reduce anticipated or actual margins; (iii) changes in political conditions or the legislative or regulatory environment; (iv) general economic conditions, either nationally or regionally (especially in central Ohio), becoming less favorable than expected resulting in, among other things, a deterioration in credit quality of assets; (v) changes occurring in business conditions and inflation; (vi) changes in technology; (vii) changes in monetary and tax policies; (viii) changes in the securities markets; and (ix) other risks and uncertainties detailed from time to time in the filings of the Corporation with the Securities and Exchange Commission.

The Corporation does not undertake, and specifically disclaims any obligation, to publicly revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.